UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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PENN NATIONAL GAMING, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

November 12, 2008

Supplemental Material

PLEASE NOTE:  The following two items in the Penn National Gaming, Inc. (the “Company”) Proxy Statement for the 2008 Annual Meeting of Shareholders scheduled to be held on November 12, 2008 have been amended and restated, or supplemented, as the case may be:

1. 2008 Long Term Incentive Compensation Plan

Effective October 31, 2008, the Company amended its 2008 Long Term Incentive Compensation Plan (the “Plan”) to provide that the Change of Control trigger shall be fifty percent (50%) rather than twenty percent (20%).

Accordingly, the following sections of the Definitive Proxy Statement mailed to shareholders on October 8, 2008 (the “Proxy Statement”) are amended and restated as follows:

Page 19 –

Change in Control.  All outstanding awards become fully vested and/or exercisable upon a “change in control.” For the purposes of awards that are not subject to Section 409A of the Code (see “U.S. Tax Consequences,” below), a change in control is defined as the occurrence of one or more of the following events:

•                  a person, entity or group becomes the beneficial owner of shares representing 50% or more of (a) the Company’s outstanding shares or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except when such beneficial ownership is due to an acquisition directly from or by the Company or a Company employee benefit plan or pursuant to a consolidation, merger or reorganization between the Company and another entity described below; or

•                   the shareholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company; or

•                  the Company consummates a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless, following such transaction, (a) all or substantially all of the beneficial owners immediately prior to such transaction still beneficially own more than 50% of the Company’s outstanding shares; (b) no person beneficially owns 20% or more of the Company’s outstanding shares who did not own such amount prior to the transaction; and (c) at least a majority of the directors are continuing directors; or

•                  any time continuing directors do not constitute a majority of the Board.

Page A-2 -

Change of Control.  (a)  With respect to Awards that are not “deferred compensation” under Section 409A of the Code, any of the following events shall constitute a Change of Control for purposes of this Plan:

(i)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of fifty percent (50%) or more of either (A) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) below; or

(ii)  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(iii)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv)  individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however,

that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(b)  With respect to Awards that are “deferred compensation” under Section 409A of the Code, each of the foregoing events shall only be deemed to be a Change of Control for purposes of the Plan to the extent such event qualifies as a “change in control event” for purposes of Section 409A of the Code. The Grantor shall be entitled to amend or interpret the terms of any Award to the extent necessary to avoid adverse Federal income tax consequences to a Grantee under Section 409A of the Code.

2. Company’s Performance Against Peers, Executive Compensation

Shareholders should be aware that the Company’s performance has ranked above most of its peers for the last several fiscal years.  In particular, as noted on page 25 of the Company’s Proxy Statement, the Company’s total shareholder return was 371% above gaming industry peers for the period January 1, 2000 through January 1, 2008. In addition, also as noted on page 25 of the Proxy Statement, the Company’s performance against its peers was in the third quartile or above for the period noted based on the following metrics: revenue growth, net income margin, return on equity and EBITDA margin.  This performance against peers, together with the other relevant factors described in the Proxy Statement, was considered in the decisions reached by the Compensation Committee regarding the option awards and other components of the total compensation of the CEO and other executive officers for the 2007 fiscal year.